Emerald Oil Receives Commitment from White Deer to Acquire

Common Stock

DENVER, CO— September 23, 2013— Emerald Oil, Inc. (NYSE MKT: EOX) (the “Company”) announced today it has signed a definitive agreement with affiliates of White Deer Energy ("White Deer"), an energy private equity firm, to issue and sell a number of the Company’s shares of common stock that, inclusive of the warrants held by White Deer, equals 19.9% of the Company’s common stock outstanding immediately after the closing of the Company’s previously announced proposed public offering at a purchase price per share equal to the net price per share of the proposed public offering. The closing of this private placement is scheduled to occur within fifteen business days following the closing of the Company’s proposed public offering.

The Company intends to use the net proceeds from this private placement, along with the net proceeds from the proposed public offering to accelerate development and growth plans, finance, in whole or in part, the cost of acquisitions and leasing, and finance capital expenditures and/or general corporate purposes.

The shares of common stock offered and anticipated to be sold to White Deer pursuant to the purchase agreement will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

ABOUT EMERALD OIL, INC.

Emerald Oil is an independent exploration and production operator that is focused on acquiring acreage and developing wells in the Williston Basin of North Dakota and Montana, targeting the Bakken and Three Forks shale oil formations and Pronghorn sand oil formation. Emerald Oil is based in Denver, CO. More information about Emerald Oil can be found at www.emeraldoil.com or by calling investor relations at 303-323-0008 x200

SAFE HARBOR

This press release contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this report, including statements regarding the size, proceeds, use of proceeds and closing of this private placement and the concurrent public offering, the Company’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, general economic or industry conditions, nationally and/or in the communities in which the Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting the Company’s operations, products, services and prices.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control.

INVESTOR RELATIONS CONTACT:

Emerald Oil, Inc.

Ryan Smith

Vice President of Capital Markets and Strategy

303-323-0008

info@emeraldoil.com

www.emeraldoil.com